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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 13, 1995



                       Farmstead Telephone Group, Inc.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:   0-15938



               Delaware                               06-1205743
    -------------------------------       ---------------------------------
    (State or other jurisdiction of       (IRS Employer Identification No.)
     incorporation or organization)


           81 Church Street,
           East Hartford, CT                          06108-3728
    -------------------------------       ---------------------------------
(Address of principal executive offices)              (Zip Code)





      Registrant's telephone number, including area code:  (203) 282-0010













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Item 5.  Other Events


      On June 20, 1995, the Company entered into a Letter of Intent with a prospective underwriter for a proposed public offering of Units of its securities, consisting of shares of common stock and warrants. On September 13, 1995, the Company and said underwriter mutually agreed not to proceed with the proposed public offering, and released each other from any further
obligations pursuant to the Letter of Intent.   As a result of this action,
the Company's Board of Directors voted to rescind its earlier approval of a proposed reverse split of the Company's outstanding Common Stock, which had been approved solely as a prerequisite to completing the proposed offering, and determined not to present the proposed reverse split for stockholder approval at the Company's September 20, 1995 Annual Meeting of Stockholders.







                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      FARMSTEAD TELEPHONE GROUP, INC.

Dated: September 14, 1995     By: /s/ Robert G. LaVigne
                                      Robert G. LaVigne
                                      Vice President--Finance & Administration
                                      (Principal Financial and Accounting
                                        Officer)